NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

ALLIANCE DATA COMPLETES $1.4 BILLION IN NEW FUNDING FACILITIES

Includes a return to the public asset-backed term market

DALLAS, Texas (Oct. 3, 2008) – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its private label credit card banking subsidiaries successfully completed new funding facilities totaling $1.4 billion, which spanned the public, private, short-term and term asset-backed markets.

The facilities vary in maturity from one to multi-year terms and comprise both fixed term funding as well as variable rate funding. The entire $1.4 billion will be available to fund the Company’s private label credit card portfolio and will replace all remaining facilities that were set to expire by the end of 2008.

Ed Heffernan, Alliance Data’s chief financial officer, commented, “We’ve successfully cleared the Company’s final liquidity hurdle for this year, positioning us well for 2009. While we will expect some headwinds from incremental funding costs in 2009 of about $25 million, it’s a worthwhile trade-off to lock down both needed and additional liquidity. In fact, it will not materially change the Company’s guidance given that it represents just over 3 percent of our expected 2009 operating EBITDA.

“More importantly,” Heffernan continued, “even if we account for the significant repurchases of the Company’s stock thus far this year, we still have $2.4 billion in available liquidity, and the Company’s leverage ratio remains low at only 2x net core debt to LTM operating EBITDA. Lastly, as is customary for us, we will continue to watch the capital markets for opportunities to further enhance our liquidity cushion, maintain strong visibility and/or add accretion to earnings through repurchases.”

In addition to public market investors, the following institutions made significant commitments toward the non-public facilities: RBS Greenwich Capital, RBC Capital Markets, Barclays Capital, Wachovia Securities and JP Morgan.

From a funding cost perspective, the higher spreads required in the current macro environment resulted in a higher weighted average cost of funds, which will add $25 million of incremental funding costs to 2009, should the Company decide to utilize the full $1.4 billion facility. This equates to a roughly 60 basis point increase in cost of funds for the entire private label credit card portfolio.

From a liquidity perspective, the new facilities greatly enhance the Company’s flexibility and resources during a difficult period in the financial markets. Specifically, the Company is expected to immediately utilize approximately $700 million of the new facilities to finance current private label credit card receivables and retain the remaining $700 million as available but unused capacity. Additionally, the Company has roughly $500 million in excess CD capacity, which can also be accessed, along with additional existing funding vehicles which offer a further $200 million of unused capacity. In total, the Company has $1.4 billion in unused but available liquidity that is specifically designated to support its private label business.

At the corporate level, the Company has access to an additional $1 billion in domestic liquidity in the form of cash on hand, an unused bank revolver and projected free cash flow. In closing, the Company comfortably has $2.4 billion in unused and immediately available liquidity.

Financial Measures

In addition to the financial measures that are presented in accordance with generally accepted accounting principles, or GAAP, the Company presents financial measures that are non-GAAP measures, such as operating EBITDA.  The Company believes that such non-GAAP financial measures, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors regarding the Company’s performance and overall results of operations. These metrics are an integral part of the Company’s internal reporting to measure the performance of reportable segments and the overall effectiveness of senior management. Reconciliations to comparable GAAP financial measures are available on the Company’s website. The financial measures presented are consistent with the Company’s historical financial reporting practices. The non-GAAP financial measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or public filings.

About Alliance Data

Alliance Data (NYSE:  ADS) is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  The Company manages more than 107 million consumer relationships for some of North America’s most recognizable companies. Through the creation and deployment of customized solutions that change consumer behavior, Alliance Data enables its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at more than 50 locations worldwide. Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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